EXHIBIT 11

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                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

(dollars in thousands, except per share data)                         Three Months Ended             Six Months Ended
                                                                           June 30,                      June 30,
                                                                      2006          2005            2006          2005
                                                                  -------------  ------------   -------------  ------------
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                              $5,536        $4,878         $11,467        $9,570

AVERAGE SHARES OUTSTANDING:
Weighted-average common shares outstanding                          10,591,926    10,405,989      10,561,355    10,412,552


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BASIC EARNINGS PER SHARE                                                 $0.52         $0.47           $1.09         $0.92
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DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                              $5,536        $4,878         $11,467        $9,570

AVERAGE SHARES OUTSTANDING:
Weighted-average common shares outstanding                          10,591,926    10,405,989      10,561,355    10,412,552
Net effect of the assumed exercise of stock options based
     on the treasury stock method                                      122,104       135,785         128,110       137,316
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          Total weighted-average diluted common shares              10,714,030    10,541,774      10,689,465    10,549,868
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DILUTED EARNINGS PER SHARE                                               $0.52         $0.46           $1.07         $0.91
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